EXHIBIT 3.6

                          PROVINCE OF BRITISH COLUMBIA

                                     FORM 21
                                  (Section 371)

                    Certificate of Incorporation No.  235440

                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned company on the date started:

Name  of  company:                  FORCE  RESOURCES  LTD.

Date  resolution  passed:           May  19,  1994

Resolution

            "UPON MOTION duly made, seconded and carried, "IT WAS RESOLVED AS A SPECIAL RESOLUTION THAT:

            247(a) the name of the Company be changed from "FORCE RESOURCES LTD." To "FORCE TECHNOLOGIES INC.";
                                               ---------------------------

      255(1)(d)(b)       the  authorized  capital  of  the Company be altered by
                         consolidating the authorized common share capital of 50,000,000 common shares without par value, of which 27,949,693 common shares are issued into 10,000,000 common shares without par value, of which 5,589,938.6 common shares are issued, every five of such shares without par value being consolidated into one common share without par value and pursuant thereto no fractional shares will be issued, each of such being forfeited;

      254(1)(b)(c)       the  consolidated  authorized capital of the Company be
                         then increased from 10,000,000 to 50,000,000 common shares without par value; and

             241(d) the Memorandum of the Company be altered to reflect the change of name, consolidation of capital and increase of the consolidated authorized share capital so that it shall be in the form set out in Schedule "A".

Certified  a  true  copy  November  29,  1994.


                             (Signature) /s/   Bernhard Zinkhofer
                                        --------------------------------
                                               Bernhard Zinkhofer
                                               For Lang Michener Lawrence & Shaw

                             (Relationship to Company)   Solicitor
                                                       --------------


                                                     FILED AND REGISTERED
                                                        DEC.  1, 1994
                                                   REGISTRAR OF COMPANIES


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